                                                                    EXHIBIT 15.1


PricewaterhouseCoopers LLP Awareness Letter


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Re:  Cabot Oil & Gas Corporation
     Registration Statements on Form S-8 and Form S-3

Commissioners:

We are aware that our report dated October 24, 2000 on our review of the interim condensed consolidated financial information of Cabot Oil & Gas Corporation (the "Company") as of and for the three and nine month periods ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 23, 1990, November 1, 1993, May 20, 1994 and May 23, 2000 and Form S-3 filed with the Securities and Exchange Commission on July 27, 1999. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meanings of
Section 7 and 11 of the Act.

                                    PricewaterhouseCoopers   LLP

Houston, Texas
October 27, 2000